This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated
9/17/1998 and to each Prospectus Supplement dated  9/17/1998

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT
DATED September 17, 1998 TO PROSPECTUS DATED
September 17, 1998

Pricing Supplement:     25

Dated:  12/05/2001

                      Sears Roebuck Acceptance Corp.
                       Medium-Term Note Series     V
                             (Floating Rate)
                   Due at least 9 months from date of issue

Principal Amount of Note:               $   25,000,000
Settlement Date (Original Issue Date):  12/10/2001
Maturity Date:                           6/10/2003

Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)

Interest Rate Basis:                    3 MON LIBOR
 Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
Spread (plus or minus):                 +  .87500%

Index Maturity:                         Three(3)  Month

Date Initial Interest Rate Set:         12/06/2001

Interest Reset Date(s):                 10th of Mar, Jun, Sep & Dec
Interest Determination Date(s):         Two business days prior to each coupon
                                                              payment date
Calculation Agent:                      CHASE MANHATTAN BANK

Interest Payment Date(s):               10th of Mar, Jun, Sep, Dec & Maturity

Regular Record Date(s):                 15 days prior to each interest
                                                             payment date
Initial Interest Payment:                3/11/2002
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE

Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.



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